As filed with the Securities and Exchange Commission on June 23, 2004

Registration no. 333-[            ]

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J.P. MORGAN CHASE & CO.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction or incorporation of organization)	13-2624428 (I.R.S. Employer Identification No.)

FIRST USA CAPITAL TRUST I

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction or incorporation of organization)	Not Applicable (I.R.S. Employer Identification No.)

270 Park Avenue

New York, New York 10017

Tel. No. (212) 270 6000

(Name, address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anthony J. Horan

Secretary

J.P. Morgan Chase & Co.

270 Park Avenue

New York, New York 10017

Tel. No.: (212) 270-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Notice to:

Neila Radin, Esq.

J.P. Morgan Chase & Co.

270 Park Avenue

New York, New York 10017

(212) 270-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:     From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price	Proposed maximum aggregate offering price per unit	Amount of registration fee
Preferred Securities of First USA Capital I	$0			$0
Junior Subordinated Deferrable Interest Debentures of Bank One Corporation	$0			$0
Guarantee of the Preferred Securities of First USA Capital I by J.P. Morgan Chase & Co. (2)

Total	$0			$0

(1)	This registration statement relates only to market-making transactions by and through affiliates of the registrants of 9.33% Series B Capital Securities Due January 15, 2027 previously registered by Bank One Corporation (as successor to First USA, Inc.) and First USA Capital I pursuant to the Registration Statement on Form S-4 (Registration No. 333- 26669).
(2)	In addition to the Preferred Securities Guarantee and the Junior Subordinated Deferrable Interest Debentures, J.P. Morgan Chase & Co. is also registering under this registration statement certain other back-up obligations of J.P. Morgan Chase & Co. Such back-up obligations include its obligations under the Indenture (as defined) and under the Amended and Restated Declaration of First USA Capital I (the “Trust”) pursuant to which J.P. Morgan Chase & Co. will agree, among other things, to pay all debts and obligations (other than with respect to the Preferred Securities) of the Trust, and all costs or expenses of the Trust, including all fees, expenses and taxes of the Trust. No separate consideration will be received by J.P. Morgan Chase & Co. for the Preferred Securities Guarantees or such other back-up obligations.

PROSPECTUS

$200,000,000

FIRST USA CAPITAL I

9.33% Series B Capital Securities Due January 15, 2027

fully and unconditionally guaranteed as set forth in this document by

J.P. MORGAN CHASE & CO.

This Prospectus covers the remarketing from time to time of the 9.33% Series B Capital Securities Due January 15, 2027 (the “Preferred Securities”) by affiliates of J.P. Morgan Chase & Co. (as successor to Bank One Corporation) and First USA Capital I. The Preferred Securities were originally offered in connection with an exchange offer for unregistered 9.33% Series A Capital Securities Due January 15, 2027 pursuant to the Prospectus on Form S-4, dated May 20, 1997, attached to this Prospectus and constituting a part of this Prospectus. References to First USA, Inc. or the Company in the attached Prospectus refer to J.P. Morgan Chase & Co., where applicable.

SEE “RISK FACTORS” BEGINNING ON PAGE S-3 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE PREFERRED SECURITIES.

THE PREFERRED SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE PREFERRED SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July 1, 2004.

J.P. Morgan Chase & Co.

On                     , 2004, JPMorgan Chase & Co. (“JPMorgan Chase”) and Bank One Corporation consummated the merger of Bank One Corporation with and into JPMorgan Chase.

JPMorgan Chase is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase is one of the largest banking institutions in the United States, with more than $1 trillion in assets and operations in more than 50 countries. Its principal bank subsidiaries are JPMorgan Chase Bank, a New York banking corporation, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A. and Bank One Delaware, N.A. JPMorgan Chase’s principal nonbank subsidiary is its investment banking subsidiary, JPMorgan Securities. The bank and nonbank subsidiaries of JPMorgan Chase operate nationally as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

JPMorgan Chase’s activities are internally organized, for management reporting purposes, into six major business segments: Investment Bank; Treasury & Securities Services; Asset & Wealth Management; Card Services; Commercial Banking; and Retail Financial Services. The following is a brief description of those businesses.

Investment Bank. The Investment Bank is one of the world’s leading investment banks with broad client relationships and product capabilities. JPMorgan Chase’s customers are corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a complete platform for its clients, including advising on corporate strategy and structure, equity and debt capital raising, sophisticated risk management, research and market-making in cash securities and derivative instruments around the world. The Investment Bank also participates in proprietary investing and trading.

Treasury & Securities Services. Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of issuers and investors worldwide. JPMorgan Chase is one of the world’s largest cash management providers and one of the world’s largest custodians.

Asset & Wealth Management. Asset & Wealth Management provides investment and wealth management services to institutional, high net worth and retail investors and their advisors. For wealthy individuals and families, JPMorgan Chase offers personalized financial solutions that integrate investment management, capital markets, trust and banking products. JPMorgan Chase provides retirement plan services and brokerage for retail clients.

Card Services. JPMorgan Chase is the second largest issuer of credit cards in the United States and the largest merchant acquirer. JPMorgan Chase offers a wide variety of cards to satisfy the needs of its cardmembers, including cards issued on behalf of major airlines, hotels, universities, top retailers, other financial institution and a whole host of well-known brands.

Commercial Banking. Commercial Banking includes three client segments: Middle Market, which serves companies with revenues between $10 million and $500 million; Mid-Corporate, which focuses on clients with more significant Investment Banking needs; and Real Estate. Commercial Banking also has two product segments: Asset Based Lending and Leasing.

Retail Financial Services. Retail Financial Services provides consumer banking, small business banking, auto and education finance, insurance and home finance. JPMorgan Chase’s extensive branch network of 2,400 retail banking centers in 17 states makes it the fourth-largest retail bank in the United States. JPMorgan Chase is one of the industry’s leading providers of mortgages and home equity loans and is the largest U.S. bank originator of auto loans and leases.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Three Months Ended March 31, 2004	Year Ended December 31,
		2003	2002	2001	2000	1999
Earnings to Fixed Charges:
Excluding Interest on Deposits	2.50	2.27	1.28	1.18	1.52	1.93
Including Interest on Deposits	2.05	1.87	1.17	1.11	1.31	1.54
Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	2.48	2.25	1.27	1.18	1.51	1.90
Including Interest on Deposits	2.04	1.86	1.17	1.11	1.31	1.53

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference (i) the documents listed below, (ii) all reports that we file with the SEC after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and (iii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2003;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(c) Our Current Reports on Form 8-K filed on January 21, 2004, January 28, 2004, February 3, 2004, March 1, 2004, March 4, 2004, April 21, 2004, May 3, 2004, May 11, 2004, May 14, 2004, May 27, 2004, June 4, 2004, June 8, 2004 and June 15, 2004 (other than the portions of those documents not deemed to be filed); and

(d) The descriptions of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

J.P. Morgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

2

EXPERTS

The financial statements of JPMorgan Chase incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

3

FIRST USA CAPITAL TRUST I

OFFER TO EXCHANGE ITS

9.33% SERIES B CAPITAL SECURITIES

(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

FOR ANY AND ALL OF ITS OUTSTANDING

9.33% SERIES A CAPITAL SECURITIES

(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

FIRST USA, INC.

LOGO

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M.,

NEW YORK CITY TIME, ON JUNE 19, 1997, UNLESS EXTENDED.

First USA Capital Trust I, a trust formed under the laws of the State of Delaware (the “Trust”), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the “Prospectus”) and in the accompanying Letter of Transmittal (which together constitute the “Exchange Offer”), to exchange up to $200,000,000 aggregate liquidation amount of its 9.33% Series B Capital Securities (the “New Capital Securities”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 9.33% Series A Capital Securities (the “Old Capital Securities”), of which $200,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, First USA, Inc., a Delaware corporation (the “Corporation” and, together with the Trust, the “Registrants”), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the “Old Guarantee”) for a like guarantee in respect of the New Capital Securities (the “New Guarantee”) and (ii) $200,000,000 of its 9.33% Series B Junior Subordinated Deferrable Interest Debentures due January 15, 2027 (the “New Junior Subordinated Debentures”) for a like aggregate principal amount of its 9.33% Series A Junior Subordinated Deferrable Interest Debentures due January 15, 2027 (the “Old Junior Subordinated Debentures”), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the “Old Securities” and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the “New Securities.”

Upon the terms and subject to the conditions of an Agreement and Plan of Merger, dated as of January 19, 1997 and amended as of April 23, 1997 (as amended, the “Merger Agreement”), between the Corporation and BANC ONE CORPORATION, an Ohio corporation (“BANC ONE”), the Corporation will be merged with and into BANC ONE (the “Merger”), with BANC ONE as the surviving corporation. Following the Merger and upon execution of appropriate documents, BANC ONE, as successor to the Corporation, will succeed to the Corporation’s rights as the owner of the Common Securities (as defined herein), and to its obligations as the guarantor under the Old Guarantee and the New Guarantee, the issuer of the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and the sponsor of the Trust. The Merger is expected to be consummated in the second quarter of calendar 1997. BANC ONE will not succeed to the Corporation’s rights as the owner of the Common Securities or to its obligations as guarantor under the Old Guarantee and the New Guarantee, the issuer of the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and as the sponsor of the Trust unless and until the Merger is consummated. See “The Merger.”

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This Prospectus and the letter of transmittal (the “Letter of Transmittal”) are first being mailed to all holders of Old Capital Securities on May 20, 1997.

SEE “RISK FACTORS” COMMENCING ON PAGE 21 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 20, 1997.

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During the period that the Exchange Offer is open and thereafter, BANC ONE may take various actions with respect to the Capital Securities, including, without limitation, the solicitation of consents to modify the terms of the Capital Securities and the purchase of all or part of the Capital Securities by tender offer, in the open market or by private agreement.

The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not contain the $100,000 minimum liquidation amount transfer restriction, (iii) the New Capital Securities will not provide for any increase in the distribution rate thereon, (iv) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any liquidated damages. See “Description of Capital Securities” and “Description of Junior Subordinated Debentures.” The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated as of December 20, 1996 (the “Registration Rights Agreement”) among the Corporation, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

The New Capital Securities and the Old Capital Securities (collectively, the “Capital Securities”) represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by the common securities of the Trust (the “Common Securities”). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on January 15, 2027 (the “Stated Maturity Date”). The Capital Securities have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See “Description of Capital Securities—Subordination of Common Securities.”

As used herein, (i) the “Indenture” means the Indenture, dated as of December 20, 1996, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as Debenture Trustee (the “Debenture Trustee”), (ii) the “Trust Agreement” means the Amended and Restated Declaration of Trust, dated as of December 20, 1996, relating to the Trust among the Corporation, as Sponsor, The Bank of New York, as Property Trustee (the “Property Trustee”), The Bank of New York (Delaware), as Delaware Trustee (the “Delaware Trustee”), and the administrative trustees (the “Administrative Trustees”) named therein (collectively, with the Property Trustee and Delaware Trustee, the “Issuer Trustees”). In addition, as the context may require, unless otherwise expressly stated, (i) the term “Capital Securities” includes the Old Capital Securities and the New Capital Securities, (ii) the term “Trust Securities” includes the Capital Securities and the Common Securities, (iii) the term “Junior Subordinated Debentures” includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iv) the term “Guarantee” includes the Old Guarantee and the New Guarantee.

Holders of the Capital Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from December 20, 1996, and payable semi- annually in arrears on January 15 and July 15 of each year, commencing July 15, 1997, at the annual rate of 9.33% of the liquidation amount of $1,000 per Capital Security (“Distributions”). The Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an “Extension Period”), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments

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on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation’s capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 9.33% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes prior to the receipt of the cash payments attributable to such interest income. See “Description of Junior Subordinated Debentures—Option to Extend Interest Payment Date” and “Certain Federal Income Tax Considerations—Interest Income and Original Issue Discount.”

Through the Guarantee, the guarantee agreement of the Corporation relating to the Common Securities (the “Common Guarantee”), the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, the Corporation has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally, all of the Trust’s obligations under the Trust Securities. See “Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee—Full and Unconditional Guarantee.” Currently, the Old Guarantee and the Common Guarantee guarantee, and, following the Exchange Offer, the Common Guarantee, the Old Guarantee and the New Guarantee will guarantee, payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See “Description of Guarantee.” If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See “Description of Junior Subordinated Debentures—Enforcement of Certain Rights By Holders of Capital Securities.” The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures rank and will continue to rank subordinate and junior in right of payment to all Senior Indebtedness (as defined herein). The Corporation currently has no Senior Indebtedness on an unconsolidated basis. See “Risk Factors—Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures.”

The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued but unpaid interest on, the Junior Subordinated Debentures (the “Maturity Redemption Price”), (ii) in whole but not in part, at any time prior to January 15, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined below) (the “Special Event Redemption Price”), and (iii) in whole or in part, on or after January 15, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined below) (the “Optional Redemption Price”). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the “Redemption Price.” See “Description of Capital Securities—Redemption.”

Subject to the Corporation having received any required regulatory approval, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after January 15, 2007, in whole or in part, at a prepayment price (the “Optional Prepayment Price”) equal to 104.6650% of the principal amount thereof on January 15, 2007, declining ratably on each January 15 thereafter to 100% on or after January 15, 2017, or (ii) prior to January 15, 2007, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the “Special Event Prepayment Price”)

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equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein) of the present values of the amount and premium payable with respect to an optional redemption of the Junior Subordinated Debentures on January 15, 2007, together with scheduled payments of interest on the Junior Subordinated Debentures from the prepayment date to and including January 15, 2007, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in each case, accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the “Prepayment Price.” See “Description of Junior Subordinated Debentures—Optional Prepayment” and “—Special Event Prepayment.”

The Corporation will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) any required regulatory approval. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a liquidation amount of $1,000 per Trust Security plus accumulated Distributions thereon to the date of payment. See “Description of Capital Securities— Liquidation of the Trust and Distribution of Junior Subordinated Debentures.”

The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder’s business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an “affiliate” of the Corporation (or, after the Merger, of BANC ONE) or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act (“Rule 144A”) or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an “affiliate” of the Corporation (or, after the Merger, of BANC ONE), or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if

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such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder’s eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of “beneficial owners” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker- dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities (“Participating Broker- Dealers”), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See “Plan of Distribution.” However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent (as defined herein) at one of the addresses set forth herein under “The Exchange Offer—Exchange Agent.” Any Participating Broker-Dealer who is an “affiliate” of the Corporation (or, after the Merger, of BANC ONE) or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See “The Exchange Offer—Resales of New Capital Securities.”

In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker- Dealer or the Corporation or the Trust has

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given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Corporation and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder’s ability to sell untendered Old Capital Securities could be adversely affected. See “Risk Factors—Consequences of a Failure to Exchange Old Capital Securities.”

THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

Old Capital Securities may be tendered for exchange on or prior to 9:00 a.m., New York City time, on June 19, 1997 (such time on such date being hereinafter called the “Expiration Date”), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See “The Exchange Offer—Fees and Expenses.” Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after December 20, 1996. See “The Exchange Offer—Distributions on Capital Securities.”

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Neither of the Registrants will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See “Use of Proceeds” and “Plan of Distribution.”

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

AVAILABLE INFORMATION

The Corporation and BANC ONE are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission’s regional offices located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and 14th Floor, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission’s home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning the Corporation and BANC ONE can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange certain securities of the Corporation and BANC ONE are listed.

No separate financial statements of the Trust have been included herein. The Registrants do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and incidental activities. See “First USA Capital Trust I,” “Description of Capital Securities,” “Description of Junior Subordinated Debentures,” and “Description of Guarantee.” In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

This Prospectus constitutes a part of a registration statement on Form S-4 (the “Registration Statement”) filed by the Registrants with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Registrants and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

1. The Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 1996, as amended by Amendment No. 1 on Form 10-K/A filed April 24, 1997;

2. The Corporation’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996, as amended by Amendment No. 1 on Form 10-Q/A filed April 24, 1997, December 31, 1996, as amended by Amendment No. 1 on Form 10-Q/A filed April 24, 1997, and March 31, 1997; and

3. The Corporation’s Current Reports on Form 8-K filed August 21, 1996, November 21, 1996, December 26, 1996, January 2, 1997, January 28, 1997, February 12, 1997, April 9, 1997, April 24, 1997 and April 25, 1997.

The following documents filed by BANC ONE with the Commission are incorporated into this Prospectus by reference:

1. BANC ONE’s Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Amendment No. 1 on Form 10-K/A filed March 21, 1997;

2. BANC ONE’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

3. BANC ONE’s Current Reports on Form 8-K filed January 28, 1997, January 29, 1997, April 17, 1997 and April 24, 1997.

All documents subsequently filed by the Corporation or BANC ONE pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the New Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

As used herein, the terms “Prospectus” and “herein” mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. THE CORPORATION AND BANC ONE WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF ITS RESPECTIVE FILINGS WHICH ARE INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE TEXTS OF SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO: INVESTOR RELATIONS, FIRST USA, INC. 1601 ELM STREET, 47TH FLOOR, DALLAS, TEXAS 75201, IN THE CASE OF DOCUMENTS FILED BY THE CORPORATION, OR TO INVESTOR RELATIONS, OH1-0252, BANC ONE CORPORATION, 100 EAST BROAD STREET, COLUMBUS, OHIO 43271-0251, IN THE CASE OF DOCUMENTS FILED BY BANC ONE. TELEPHONE REQUESTS MAY BE DIRECTED TO INVESTOR RELATIONS AT (214) 849-3738, IN THE CASE OF DOCUMENTS FILED BY THE CORPORATION, OR TO INVESTOR RELATIONS AT (614) 248-6889, IN THE CASE OF DOCUMENTS FILED BY BANC ONE. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 12, 1997.

If the Merger is not consummated, the documents filed by BANC ONE and incorporated herein by reference will not be relevant for purposes of the Exchange Offer.

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

FIRST USA, INC.

The Corporation, incorporated in 1989, is a Delaware corporation, which, through its wholly owned subsidiary, First USA Bank, is the fourth largest issuer of Visa and MasterCard credit cards in the United States. The Corporation’s majority owned subsidiary, First USA Paymentech, Inc. (“First USA Paymentech”), engages in the credit card industry primarily as a payment processor of merchant bankcard transactions. The Corporation conducts its business through its wholly owned subsidiary, First USA Financial, Inc. (“First USA Financial”), which is the parent company of First USA Bank and the majority stockholder of First USA Paymentech.

First USA Federal Savings Bank (“First USA FSB”), a wholly owned subsidiary of First USA Financial, offers additional financial products including mortgages, auto loans, insurance and installment loans. The Corporation’s other business units, conducted through other subsidiaries of First USA Financial, provide services that complement First USA Bank’s, First USA Paymentech’s and First USA FSB’s business operations. The address of the principal executive office of the Corporation is 1601 Elm Street, 47th Floor, Dallas, Texas 75201 and its telephone number is (214) 849-3738. See “First USA, Inc.”

BANC ONE CORPORATION

BANC ONE is a multi-bank holding company incorporated under the laws of the State of Ohio that, at March 31, 1997, operated approximately 1,500 banking offices in Arizona, Colorado, Illinois, Indiana, Kentucky, Louisiana, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. At March 31, 1997, BANC ONE had consolidated total assets of $101.6 billion, consolidated total deposits of $72.2 billion and consolidated total shareholders’ equity of $8.4 billion. The address of the principal executive office of BANC ONE is 100 East Broad Street, Columbus, Ohio 43271 and its telephone number is (614) 248-5944. See “BANC ONE CORPORATION.”

THE MERGER

On January 19, 1997, the Corporation entered into the Merger Agreement with BANC ONE, which provides, among other things, for the Merger of the Corporation with and into BANC ONE, with BANC ONE as the surviving corporation following the Merger. Pursuant to the Merger Agreement, each share of the common stock, par value $.01 per share, of the Corporation (the “Common Stock”) issued and outstanding immediately prior to the Merger (subject to certain exceptions) will be converted into the right to receive 1.1659 shares of the common stock of BANC ONE (subject to antidilution adjustments as provided in the Merger Agreement).

On April 23, 1997, in connection with the restatement of financial statements of the Corporation, BANC ONE and the Corporation agreed to amend the Merger Agreement to provide, among other things, that BANC ONE would not assert such restatement (or certain related effects) as a basis for terminating the Merger Agreement. See “—Recent Developments.”

Following the Merger, BANC ONE, as successor to the Corporation, will succeed to the Corporation’s rights as the owner of the Common Securities and to its obligations as the guarantor under the Guarantee, the issuer of the Junior Subordinated Debentures and the sponsor of the Trust. BANC ONE will not succeed to the Corporation’s rights as owner of the Common Securities or to its obligations as the guarantor under the Guarantee, the issuer of the Junior Subordinated Debentures and the sponsor of the Trust unless and until the Merger is consummated. See “The Merger.”

During the period that the Exchange Offer is open and thereafter, BANC ONE may take various actions with respect to the Capital Securities, including, without limitation, the solicitation of consents to modify the terms of the Capital Securities and the purchase of all or part of the Capital Securities by tender offer, in the open market or by private agreement.

The Merger Agreement, as originally executed, is set forth as an exhibit to the Current Report on Form 8-K of First USA filed on January 28, 1997, and the April 23, 1997 amendment to the Merger Agreement is set forth as an exhibit to the Current Report on Form 8-K of BANC ONE filed on April 24, 1997, and each is incorporated herein by reference. See “Description of Securities—Description of Junior Subordinated Debentures—Merger, Consolidation, Sale of Assets and Other Transactions.”

FIRST USA CAPITAL TRUST I

The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, and the three individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 11, 1996. Following the Merger, BANC ONE, as successor to the Corporation, will become the sponsor of the Trust. The Trust’s business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee and the three individual Administrative Trustees who are officers of the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). The Junior Subordinated Debentures are and will continue to be the sole assets of the Trust, and accordingly, payments under the Junior Subordinated Debentures are and will continue to be the sole revenue of the Trust. All of the Common Securities are and will continue to be owned by the Corporation unless and until the Merger is consummated, whereupon BANC ONE will succeed to the Corporation’s rights as owner of the Common Securities.

THE EXCHANGE OFFER

The Exchange Offer	Up to $200,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see “The Exchange Offer—Procedures for Tendering Old Capital Securities.”

Expiration Date	9:00 a.m., New York City time, on June 19, 1997, unless the Exchange Offer is extended by the Corporation or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See “The Exchange Offer—Terms of the Exchange Offer.”

Conditions to the Exchange Offer	The Exchange Offer is subject to certain conditions, which may be waived by the Corporation and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See “The Exchange Offer—Conditions to the Exchange Offer.”

Offer	The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal Rights	Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under “The Exchange Offer—Withdrawal Rights.”

Procedures for Tendering Old Capital Securities	Brokers, dealers, commercial banks, trust companies and other nominees who hold Old Capital Securities through the Depository Trust Company (“DTC”) may effect tenders by book-entry transfer in accordance with DTC’s Automated Tender Offer Program (“ATOP”). Holders of such Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities. In order for Old Capital Securities to be tendered by a means other than by book-entry transfer, a Letter of Transmittal must be completed and signed in accordance with the instructions contained therein. The Letter of Transmittal and any other documents required by the Letter of Transmittal must be delivered to The Bank of New York (the “Exchange Agent”) by mail, facsimile, hand delivery or overnight courier and either such Old Capital Securities must be delivered to the Exchange Agent or specified procedures for guaranteed delivery must be complied with. See “The Exchange Offer—Procedures for Tendering Old Capital Securities.”

Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of New Capital Securities	The Corporation and the Trust are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder’s business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an “affiliate” of the Corporation (or, after the Merger, of BANC ONE) or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker- dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital

Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an “affiliate” of the Corporation (or, after the Merger, of BANC ONE) or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under “The Exchange Offer—Resales of New Capital Securities,” the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration

Date (subject to extension under certain limited circumstances) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See “Plan of Distribution.” Any Participating Broker-Dealer who is an “affiliate” of the Corporation (or, after the Merger, of BANC ONE) or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See “The Exchange Offer—Resales of New Capital Securities.”

Exchange Agent	The Exchange Agent with respect to the Exchange Offer is The Bank of New York. The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in “The Exchange Offer—Exchange Agent” and in the Letter of Transmittal.

Use of Proceeds	Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Securities offered hereby. See “Use of Proceeds.”

Certain Federal Income Tax and ERISA Considerations	Holders of Old Capital Securities should review the information set forth under “Certain Federal Income Tax Considerations” and “ERISA Considerations” prior to tendering Old Capital Securities in the Exchange Offer.

THE NEW CAPITAL SECURITIES

Securities Offered	Up to $200,000,000 aggregate liquidation amount of the Trust’s New Capital Securities which have been registered under the Securities Act (liquidation amount $1,000 per New Capital Security). The New Capital Securities will be issued and the Old Capital Securities were issued under the Trust Agreement. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See “Description of Capital Securities—Voting Rights; Amendment of the Trust Agreement.” The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act, will not be subject to the $100,000 minimum liquidation amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities and will not provide for any liquidated damages. See “The Exchange Offer— Purpose of the Exchange Offer,” “Description of Capital Securities” and “Description of Old Securities.”

Distribution Dates	January 15 and July 15 of each year, commencing July 15, 1997.

Periods	Distributions on the Capital Securities will be Extension deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date. See “Description of Junior Subordinated Debentures—Option to Extend Interest Payment Date” and “Certain Federal Income Tax Considerations—Interest Income and Original Issue Discount.”

Ranking	The New Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Old Capital Securities and the Common Securities except as described under “Description of Capital Securities—Subordination of Common Securities.” The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures, and all other junior subordinated debentures to be issued by the Corporation (“Other Debentures”), which will be issued and sold (if at all) to other trusts to be established by the Corporation (if any), in each case similar to the Trust (“Other Trusts”), and will constitute unsecured obligations of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See “Description of Junior Subordinated Debentures.” The New Guarantee will rank pari passu with the Old Guarantee, and all other guarantees (if any) to be issued by the Corporation with respect to capital securities (if any) issued or to be issued by Other Trusts (“Other Guarantees”) and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See “Description of Guarantee.”

Redemption	The Trust Securities are subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures, (ii) in whole but not in part, at any time prior to January 15, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Corporation upon the occurrence and continuation of a Special Event and (iii) in whole or in part, at any time on or after January 15, 2007 contemporaneously with the optional pre-payment by the Corporation of the Junior Subordinated Debentures, in each case at the applicable Redemption Price. See “Description of Capital Securities—Redemption.”

Rating	The New Capital Securities, if issued before the Merger, would be expected to be rated BB- by Standard & Poor’s Ratings Services and “ba3” by Moody’s Investors Service, Inc. Following the announcement of the Merger, Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. placed the ratings of the Corporation on review for possible upgrade. The ratings of the New Capital

Securities will be based in part upon the ratings of their guarantor, and, depending on whether they are issued before or after the consummation of the Merger, such ratings may differ from what is currently expected.

Absence of Market for the New Capital Securities	The New Capital Securities will be a new issue of securities for which there currently is no market. Although Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., the initial purchasers of the Old Capital Securities (the “Initial Purchasers”), have informed the Corporation and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Trust and the Corporation do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System (“NASDAQ”). See “Plan of Distribution.”

SELECTED FINANCIAL DATA

The following tables present summary selected financial data for each of the Corporation and BANC ONE on an historical basis.

The summary selected historical financial data for the Corporation for each of the five years ended June 30, 1996 is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of the Corporation, as amended by Amendment No. 1 on Form 10-K/A, filed April 24, 1997, to the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 1996, which are incorporated by reference herein. The summary selected historical financial data for the Corporation for the periods ended March 31, 1997 and 1996 is unaudited and should be read in conjunction with the Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, which is incorporated by reference herein.

The summary selected historical financial data for BANC ONE for each of the five years ended December 31, 1996 is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of BANC ONE, which are incorporated by reference herein. The summary selected historical financial data for BANC ONE for the periods ended March 31, 1997 and 1996 is unaudited and should be read in conjunction with BANC ONE’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, which is incorporated by reference herein. Results of the Corporation and BANC ONE for less than a full financial year are not necessarily indicative of results expected for the entire year. See “Available Information” and “Incorporation of Certain Documents by Reference.”

SELECTED HISTORICAL FINANCIAL DATA OF THE CORPORATION

	NINE MONTHS ENDED MARCH 31,		YEAR ENDED JUNE 30,
	1997	1996	1996	1995	1994	1993	1992
	(UNAUDITED)
	(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Total interest income and other income	$1,479,664	$1,234,072	$1,633,742	$1,192,059	$815,760	$495,947	$437,288
Income from continuing operations	167,312	198,961	246,736	178,422	150,934	40,484	18,891
Income from continuing operations per common share	1.22	1.49	1.84	1.36	1.23	0.36	0.16
Historical cash dividends declared per common share	0.165	0.09	0.12	0.06	0.04	0.025	—
Total assets (end of period)	10,225,654	7,703,034	7,708,501	6,379,116	5,573,767	3,380,433	2,493,390
Long-term borrowings (end of period)	1,783,516	1,142,496	1,230,637	1,087,299	918,526	201,000	357,367
Cumulative redeemable preferred stock (end of period)	—	—	—	—	—	—	35,533
Total stockholders’ equity (end of period)	1,306,907	1,050,131	1,113,880	764,815	574,547	212,898	146,965

The Corporation adopted Statement of Financial Accounting Standards (“SFAS”) No. 125, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” for all securitization transactions occurring subsequent to December 31, 1996, including transfers of receivables pursuant to existing securitization structures that occurred after December 31, 1996. Because the Corporation restated its financial statements as discussed below, and therefore has recorded gains on securitization transactions as a result of the restatement, the adoption of SFAS No. 125 had no material effect on the Corporation’s consolidated financial statements as of and for the three months ended March 31, 1997. However, by restating its financial statements and recording gains on securitization transactions in prior periods, the Corporation’s net income for the quarter ended March 31, 1997 was less than it would otherwise have been due to a reduction in the one-time effect of adopting SFAS No. 125 of $53 million after-tax, or $0.38 per share. In addition, the Corporation anticipates that the restatements will reduce net income from what it would otherwise have been by approximately $176 million, or $1.28 per share, for the 12 months ending December 31, 1997 because earnings expected to be recognized in the 12-month period ending December 31, 1997 have been recognized in the restatement of prior periods’ results in accordance with the corrected accounting policy. This non-cash earnings reduction is limited to calendar 1997 and should not have an adverse effect on subsequent periods.

SELECTED HISTORICAL FINANCIAL DATA OF BANC ONE

	FOR THE THREE MONTHS ENDED MARCH 31,		YEAR ENDED DECEMBER 31,
	1997	1996	1996	1995	1994	1993	1992
	(UNAUDITED)
	(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Total interest income and other income	$2,709,584	$2,487,557	$10,272,356	$8,970,888	$7,777,941	$7,547,130	$7,740,657
Income from continuing operations	370,665	345,881	1,426,533	1,277,863	1,005,109	1,172,103	922,227
Income from continuing operations per common share	0.86	0.77	3.23	2.91	2.20	2.62	2.06
Historical cash dividends per common share	0.38	0.34	1.36	1.24	1.13	0.97	0.81
Total assets (end of period)	101,587,905	95,708,182	101,848,087	90,453,963	88,922,586	84,834,656	81,304,864
Long-term borrowings	4,905,539	3,010,097	4,189,513	2,720,373	1,866,448	1,805,272	1,396,797
Total stockholders’ equity	8,397,525	8,430,083	8,646,960	8,197,478	7,564,860	7,433,170	6,594,813

Total interest income and other income
Income from continuing operations
Income from continuing operations per common share
Historical cash dividends per common share
Total assets (end of period)
Long-term borrowings
Total stockholders’ equity

RECENT DEVELOPMENTS

On April 24, 1997, the Corporation announced that it had restated its financial statements to properly reflect two items. Prior to the restatement, the Corporation had not recorded gains on securitization transactions consistent with its belief and common industry assumption that such gains would not be significant due to the relatively short life of the outstanding balances and the narrow spread between the account yield and the sum of the cost of servicing these accounts and investor yield on the securitizations. As a result of a more detailed analysis of gains on all securitizations of credit card receivable balances in connection with the preparation for the adoption of SFAS No. 125, which is effective January 1, 1997, the Corporation restated its financial statements to recognize gains in prior periods.

In addition, the Corporation, prior to the restatement, had been deferring the costs to solicit new accounts. These costs were deferred and matched with the future revenues from these new accounts over a 12-month period. The average life of these new accounts, including all annual renewals, is expected to be seven years. During the course of a review of the Corporation’s accounting policies in connection with the Merger, the Corporation learned that, while its deferred costs were paid to independent third parties, these costs were not eligible for deferral, and that its accounting policy regarding such solicitation costs did not conform with the accounting policy of BANC ONE. As a result, the Corporation restated its financial statements to expense these costs in the period such costs were incurred.

The restatement of the financial statements did not affect the Corporation’s net cash flows, liquidity or regulatory capital compliance, nor did the restatement have an effect on the Corporation’s fiscal year 1996 and 1995 net income. The restatement did, however, have an effect on previously reported quarterly results of the 1996 and 1995 fiscal years and increased fiscal year 1994 earnings. The selected financial data set forth herein have been adjusted to reflect the restatement of the Corporation’s financial statements. See “—Selected Financial Data.”

On April 24, 1997, the Corporation filed with the Commission Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the fiscal year ended June 30, 1996, Amendment No. 1 on Form 10-Q/A to its

Quarterly Report on Form 10-Q for the period ended September 30, 1996 and Amendment No. 1 on Form 10-Q/A to its Quarterly Report on Form 10-Q for the period ended December 31, 1996 to reflect the restatement of its financial statements. Each such Amendment is incorporated herein by reference. See “Incorporation of Certain Documents by Reference.”

On April 23, 1997, in connection with the restatement of financial statements of the Corporation, BANC ONE and the Corporation agreed to amend the Merger Agreement to provide, among other things, that BANC ONE would not assert such restatement (or certain related effects) as a basis for terminating the Merger Agreement. See “Incorporation of Certain Documents by Reference” and “The Merger.”

RISK FACTORS

Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus, and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

The obligations of the Corporation under the Guarantee issued by it for the benefit of the holders of Capital Securities, as well as under the Junior Subordinated Debentures, will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness. In addition, in the case of a bankruptcy or insolvency proceeding, the Corporation’s obligations under the Guarantee will also rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation. At March 31, 1997, the Corporation had no outstanding Senior Indebtedness on an unconsolidated basis. As a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At March 31, 1997, the subsidiaries of the Corporation had an aggregate (excluding liabilities owed to the Corporation) of approximately $6.8 billion of bank notes, interest-bearing deposits and other borrowings outstanding. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation’s subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. In addition, the bank and thrift subsidiaries of the Corporation (the “Banks”) are subject to certain restrictions imposed by state and federal law on any loans or extensions of credit to, investments in or asset purchases from, the Corporation or its non-banking affiliates. Such transactions by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank’s capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank’s capital and surplus. Such restrictions also prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured in specified amounts. In addition, there are state and federal regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Banks. Federal and state regulatory agencies also have the authority to limit payment of dividends by the Corporation’s bank and thrift subsidiaries based on the capital adequacy of each such subsidiary and the safety and soundness of each such subsidiary following payment of the proposed dividend. Upon the consummation of the Merger, BANC ONE and its subsidiaries (including the Corporation’s subsidiaries) will continue to be subject to such restrictions and limitations on the extension of credit, borrowing, transaction amounts and payment of dividends. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of indebtedness, including Senior Indebtedness, that may be incurred by the Corporation. See “Description of Guarantee—Status of the New Guarantee” and “Description of Junior Subordinated Debentures—Subordination.”

The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

So long as no Debenture Event of Default (as defined herein) shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 9.33% per annum, compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period.

Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9.33%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See “Description of Capital Securities—Distributions” and “Description of Junior Subordinated Debentures—Option to Extend Interest Payment Date.”

Should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount (“OID”)) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See “Certain Federal Income Tax Considerations—Interest Income and Original Issue Discount” and “—Sales of Capital Securities.”

Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Corporation’s right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

Upon the occurrence and continuation of a Special Event (as defined herein), the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) prior to January 15, 2007, at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received any required regulatory approval. See “Description of Capital Securities—Redemption” and “—Liquidation of the Trust and Distribution of Junior Subordinated Debentures.”

PROPOSED TAX LEGISLATION

On February 6, 1997, as part of President Clinton’s Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event (as defined herein). The occurrence of a Tax Event may result in the redemption by the Corporation of the Junior Subordinated Debentures held by the Trust for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See “Description of Capital Securities—Redemption” and “—Description of Junior Subordinated Debentures—Special Event Prepayment.”

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See “Description of Junior Subordinated Debentures.”

RIGHTS UNDER THE GUARANTEE

The Bank of New York will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York will also act as Property Trustee and as Debenture Trustee under the Indenture. The Bank of New York (Delaware) will act as Delaware Trustee under the Trust Agreement. The Old Guarantee guarantees, and the New Guarantee will guarantee, as the case may be, to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on liquidation of the trust or redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a “Direct Action”). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation will remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Corporation will be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See “Description of Junior Subordinated Debentures—Debenture Events of Default” and “—Enforcement of Certain Rights by Holders of Capital Securities” and “Description of Guarantee.” The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

Holders of Capital Securities generally have limited voting rights relating only to the modification of the Capital Securities, the termination or liquidation of the Trust, and the exercise of the Trust’s rights as holder of Junior Subordinated Debentures. Holders of Capital Securities are not entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See “Description of Capital Securities—Removal of Issuer Trustees” and “—Voting Rights; Amendment of the Trust Agreement.”

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Registrants do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder’s ability to sell untendered Old Capital Securities could be adversely affected.

The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See “Description of Capital Securities—Voting Rights; Amendment of the Trust Agreement.”

The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer had not been filed by May 19, 1997 and declared effective by June 18, 1997, the Distribution rate borne by the Old Capital Securities commencing on June 19, 1997 would increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See “Description of Old Securities.”

ABSENCE OF PUBLIC MARKET

The Old Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation (or, after the Merger, of BANC ONE) or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Old Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities). New Capital Securities may be transferred by the holders thereof in blocks having a Liquidation Amount of $1,000 (one New Capital Security) or integral multiples thereof. The Corporation and the Trust have been advised by the Initial Purchasers that the

Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Capital Securities or as to the liquidity of or the trading market for the Capital Securities. If an active public market does not develop, the market price and liquidity of the Capital Securities may be adversely affected.

If a public trading market develops for the Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Corporation’s results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the Capital Securities may trade at a discount.

Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are “affiliates” (as defined under Rule 405 of the Securities Act) of the Registrants may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See “Plan of Distribution.”

EXCHANGE OFFER PROCEDURES

Subject to the conditions set forth under “The Exchange Offer—Conditions to the Exchange Offer,” delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent’s account at DTC, including an Agent’s Message (as defined under “The Exchange Offer—Acceptance for Exchange and Issuance of New Capital Securities”) if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Therefore, holders of Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under a duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

FIRST USA, INC.

The Corporation, incorporated in 1989, is a Delaware corporation, which, through its principal operating subsidiaries First USA Bank and First USA Paymentech, is one of the nation’s largest providers of Visa and MasterCard services. First USA Bank is an issuer of Visa and MasterCard credit cards with approximately 16.3 million credit cards issued and $22.9 billion in managed credit card loans outstanding at March 31, 1997. First USA Bank’s profitability is affected by loan growth, interest rate spread, cardmember usage, credit quality and marketing expenses. First USA Paymentech is the third largest payment processor of credit and debit card transactions in the United States, according to published industry sources, with approximately $30.3 billion in sales volume processed and approximately 940.6 million total transactions for the nine months ended March 31, 1997.

In March 1996, First USA Paymentech completed an initial public offering of its common stock. Following the initial public offering, the Corporation owned approximately 77% of the outstanding shares of common stock of First USA Paymentech. In December, 1996 and January, 1997, the Corporation sold an aggregate of approximately 4.4 million shares of First USA Paymentech common stock and First USA Paymentech sold an aggregate of approximately 3.1 million newly issued shares of First USA Paymentech common stock in a public offering. As a result, the Corporation owns, and after the Merger BANC ONE will own, approximately 57% of First USA Paymentech.

First USA FSB, a wholly owned subsidiary of First USA Financial, offers additional financial products including mortgages, auto loans, insurance and installment loans. The Corporation’s other business units, conducted through other subsidiaries of First USA Financial, provide services that complement First USA Bank’s, First USA Paymentech’s and First USA FSB’s business operations. The address of the principal executive office of the Corporation is 1601 Elm Street, 47th Floor, Dallas, Texas 75201 and its telephone number is (214) 849-3738.

BANC ONE CORPORATION

GENERAL

BANC ONE is a multi-bank holding company which provides a full range of consumer and commercial banking and related financial services. At March 31, 1997, BANC ONE operated approximately 1,500 banking offices in Arizona, Colorado, Illinois, Indiana, Kentucky, Louisiana, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. At March 31, 1997, BANC ONE had consolidated total assets of $101.6 billion, consolidated total deposits of $72.2 billion and consolidated total shareholders’ equity of $8.4 billion (8.3% of its consolidated total assets). At December 31, 1996, BANC ONE ranked 10th among the nation’s publicly owned bank holding companies in terms of consolidated average total assets and 9th in terms of consolidated average common equity.

Based on the S.N.L. Branch Migration Data Base dated June 30, 1996 (as updated for mergers and acquisitions through February 28, 1997), at February 28, 1997 BANC ONE’s bank subsidiaries (the “affiliate banks”) held the largest statewide share of total bank deposits in Arizona and Kentucky, the second largest share of such deposits in Indiana, Ohio and West Virginia, and the third largest share of such deposits in Colorado, Wisconsin and Texas. BANC ONE has smaller statewide market shares in the other states in which BANC ONE operates banks. At March 31, 1997, except for Bank One, Texas, N.A., no single BANC ONE affiliate bank accounted for more than 20% of BANC ONE’s consolidated total assets. BANC ONE also owns nonbank subsidiaries that engage in credit card and merchant processing, consumer and education finance, mortgage banking, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, equipment leasing and data processing.

Since its formation in 1968, BANC ONE has acquired over 100 banking institutions and the number of banking offices of its affiliate banks has increased from 24 to approximately 1,500. BANC ONE continues to explore opportunities to acquire banks and nonbank companies permitted by the Bank Holding Company Act. Discussions are continually being carried on relating to such acquisitions. It is not presently known whether, or on what terms, such discussions will result in further acquisitions. Such acquisitions may be pending, from time to time, during the period that the Exchange Offer is open.

BANC ONE is a legal entity separate and distinct from its affiliate banks and its nonbank subsidiaries (collectively, the “BANC ONE Affiliates”). Accordingly, the right of BANC ONE, and thus the right of BANC ONE’s creditors and shareholders, to participate in any distribution of the assets or earnings of any BANC ONE Affiliate is necessarily subject to the prior claims of creditors of the BANC ONE Affiliate except to the extent that claims of BANC ONE in its capacity as a creditor be recognized. The principal sources of BANC ONE’s revenues are dividends and fees from the BANC ONE affiliates.

Various federal and state statutory provisions limit the amount of dividends BANC ONE’s affiliate banks can pay to BANC ONE without regulatory approval. The approval of the appropriate bank regulator is required for any dividend by a national bank or by a state-chartered bank that is a member of the Federal Reserve System (a “state member bank”) if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank may not pay a dividend in an amount greater than its net profits then on hand. At December 31, 1996, $0.6 billion was available for payment of dividends to BANC ONE without approval by the applicable regulatory authority.

BANC ONE is incorporated in Ohio and has functioned as a multi-bank holding company since 1968. Its executive offices are located at 100 East Broad Street, Columbus, Ohio 43271, and its telephone number is (614) 248-5944.

THE MERGER

On January 19, 1997, the Corporation entered into the Merger Agreement with BANC ONE, which provides, among other things, for the Merger of the Corporation with and into BANC ONE, with BANC ONE as the surviving corporation following the Merger. Pursuant to the Merger Agreement, each share of the Common Stock issued and outstanding immediately prior to the Merger (subject to certain exceptions) will be converted into the right to receive 1.1659 shares of the common stock of BANC ONE (subject to antidilution adjustments as provided in the Merger Agreement).

On April 23, 1997, in connection with the restatement of financial statements of the Corporation, BANC ONE and the Corporation agreed to amend the Merger Agreement to provide, among other things, that BANC ONE would not assert such restatement (or certain related effects) as a basis for terminating the Merger Agreement. See “Summary—Recent Developments.”

Consummation of the Merger is subject to certain conditions, including the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the shares of BANC ONE common stock outstanding and entitled to vote thereon and the affirmative vote of the holders of a majority of voting power of the shares of the Common Stock and the Convertible Preferred Stock outstanding and entitled to vote thereon, voting as a single class, the effectiveness of a registration statement on Form S-4 relating to the shares of BANC ONE common stock to be issued in the Merger, the receipt of required regulatory approvals for the Merger, receipt by the Corporation and BANC ONE of opinions of counsel as to the tax-free nature of the Merger for federal income tax purposes (except for cash in lieu of fractional shares), receipt by BANC ONE and the Corporation of a letter from Coopers & Lybrand L.L.P. that the Merger will qualify for “pooling of interests” accounting treatment, the listing, subject to notice of issuance, on the New York Stock Exchange of the BANC ONE common stock to be issued in the Merger, and certain other customary closing conditions. BANC ONE’s Registration Statement on Form S-4 relating to the shares of BANC ONE common stock to be issued in the Merger was declared effective by the Commission on May 14, 1997. BANC ONE has received all required regulatory approvals for the Merger.

The Merger Agreement may be terminated at any time prior to the consummation of the Merger (i) by mutual consent of BANC ONE and the Corporation by a majority vote of the members of each company’s entire Board of Directors, (ii) by either BANC ONE or the Corporation if any governmental entity which must grant a regulatory approval has denied approval of the Merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction has issued a final, non- appealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement, (iii) except if the party seeking termination is in breach of the Merger Agreement, by either BANC ONE or the Corporation, (a) if the Merger has not been consummated by December 31, 1997 or (b) if there is a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not timely cured, or (iv) by either BANC ONE or the Corporation if the requisite shareholder approvals of either party have not been obtained.

Following the Merger and upon execution of appropriate documents, BANC ONE, as successor to the Corporation, will succeed to the Corporation’s rights as the owner of the Common Securities, or to its obligations as the guarantor under the Guarantee, the issuer of the Junior Subordinated Debentures and the sponsor of the Trust. BANC ONE will not succeed to the Corporation’s rights as the owner of the Common Securities or to its obligations as guarantor under the Guarantee, the issuer of the Junior Subordinated Debentures and the sponsor of the Trust unless and until the Merger is consummated.

During the period that the Exchange Offer is open and thereafter, BANC ONE may take various actions with respect to the Capital Securities, including, without limitation, the solicitation of consents to modify the terms of the Capital Securities and the purchase of all or part of the Capital Securities by tender offer, in the open market or by private agreement.

The Merger Agreement, as originally executed, is set forth as an exhibit to the Current Report on Form 8-K of First USA filed on January 28, 1997, and the April 23, 1997 amendment to the Merger Agreement is set forth as an exhibit to the Current Report on Form 8-K of BANC ONE filed on April 24, 1997, and each is incorporated herein by reference. See “Description of Junior Subordinated Debentures—Merger, Consolidation, Sale of Assets and Other Transactions.”

USE OF PROCEEDS

Neither of the Registrants will receive any cash proceeds from the issuance of the New Capital Securities pursuant to the Exchange Offer. In consideration for issuing the New Capital Securities in exchange for the Old Capital Securities, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled. The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Old Capital Securities were $200,000,000. All of the proceeds from the sale of Old Capital Securities and the Common Securities were invested by the Trust in the Old Junior Subordinated Debentures. The Corporation used the net proceeds from the sale of the Old Junior Subordinated Debentures for general corporate purposes, including capital contributions to operating subsidiaries.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges of the Corporation for the respective periods indicated.

	NINE MONTHS ENDED MARCH 31, 1997	YEAR ENDED JUNE 30,
		1996	1995	1994 (1)	1993	1992
Ratio of Earnings to Fixed Charges:
Including interest-bearing deposits	1.79x	1.98x	1.91x	2.17x	1.44x	1.15x
Excluding interest-bearing deposits	1.99	2.37	2.77	5.08	2.14	1.36

(1)	Income before income taxes and extraordinary item for the year ended June

30, 1994 has been restated to reflect the recognition of gains on the securitization of credit card loans and to expense certain costs to solicit new accounts in the period they were incurred. The effect of such restatements was an increase to income before income taxes and extraordinary item of $73.0 million.

For purposes of computing the ratio of earnings to fixed charges, earnings represent net income before extraordinary items plus applicable income taxes and fixed charges. Fixed charges include gross interest expense (including or excluding deposits, as the case may be) and the proportion deemed representative of the interest factor of rent expense.

FIRST USA CAPITAL TRUST I

The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the three individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 11, 1996. Following the Merger, BANC ONE will succeed the Corporation as sponsor of the Trust. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). The Junior Subordinated Debentures are the sole assets of the Trust and, accordingly, payments under the Junior Subordinated Debentures are and will continue to be the sole revenues of the Trust. All of the Common Securities are and will continue to be owned by the Corporation unless and until the Merger is consummated, whereupon BANC ONE will succeed to the Corporation’s rights as owner of the Common Securities. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See “Description of Capital Securities—Subordination of Common Securities.” The Corporation has acquired Common Securities in a liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust’s business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust are The Bank of New York, as the Property Trustee, The Bank of New York (Delaware), as the Delaware Trustee, and three individual Administrative Trustees who are officers of the Corporation. The Bank of New York, as Property Trustee, currently acts as sole indenture trustee under the Trust Agreement. The Bank of New York also acts as indenture trustee under the Guarantee and the Indenture. See “Description of Guarantee” and “Description of Junior Subordinated Debentures.” The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in liquidation amount of the Capital Securities is entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event do the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Junior Subordinated Debentures, has and will continue to pay all fees, expenses, debts and obligations (other than the Trust’s obligations with respect to payments of principal, interest and premium (if any) on the Trust Securities) related to the Trust and the offering of the Capital Securities and has and will continue to pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o First USA, Inc., 1601 Elm Street, 47th Floor, Dallas, Texas 75201.

THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for New Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum liquidation amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer had not been filed by May 19, 1997 and declared effective by June 18, 1997, the Distribution rate borne by the Old Capital Securities commencing on June 19, 1997 would increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See “Risk Factors—Consequences of a Failure to Exchange Old Capital Securities” and “Description of Old Securities.”

The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Unless the context requires otherwise, the term “holder” with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

Pursuant to the Exchange Offer, the Corporation will exchange, promptly after the Expiration Date (as defined herein), the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $200,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a liquidation amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 liquidation amount (one Capital Security) in excess thereof.

The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $200,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding.

Holders of Old Capital Securities do not have any appraisal or dissenters’ rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See “Risk Factors—Consequences of a Failure to Exchange Old Capital Securities” and “Description of Old Securities.”

If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation, as issuer of the Junior Subordinated Debentures, will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See “—Fees and Expenses.”

NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS OWN FINANCIAL POSITION AND REQUIREMENTS.

The term “Expiration Date” means 9:00 a.m., New York City time, on June 19, 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended).

The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under “—Conditions to the Exchange Offer” have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under “—Withdrawal Rights,” and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent’s account at the DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book- entry transfer, an Agent’s Message (as defined below) and (iii) any other documents required by the Letter of Transmittal.

The term “Agent’s Message” means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Old Capital Securities that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the purchaser may enforce such agreement against the participant.

The term “book-entry confirmation” means a timely confirmation of a book- entry transfer of Old Capital Securities into the Exchange Agent’s account at DTC.

Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust’s acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities that will not be held in global form by DTC or a nominee of DTC to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust’s acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust’s rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under “—Withdrawal Rights.”

Pursuant to an Agent’s Message or the Letter of Transmittal, a holder of Old Capital Securities will represent, warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Old Capital Securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under “— Exchange Agent,” and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

The Exchange Agent and DTC have confirmed that any Participant (as defined in “Description of Exchange Securities—Description of Capital Securities— Form, Denomination, Book-Entry Procedures and Transfer”) in DTC’s book-entry transfer facility system may utilize DTC’s ATOP procedures to tender Old Capital Securities. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent’s account at DTC in accordance with DTC’s ATOP procedures for transfer. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent’s account at DTC, an Agent’s Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under “—Exchange Agent” on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC’S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an “Eligible Institution”), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

(a) such tenders are made by or through an Eligible Institution;

(b) a properly completed and duly executed notice of guaranteed delivery (“Notice of Guaranteed Delivery”), substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

(c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book- entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees (or, in the case of a book- entry transfer, an Agent’s Message) and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

The Trust’s acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under “—Conditions to the Exchange Offer” or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person’s authority to so act must be submitted.

A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder’s business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an “affiliate” of the Corporation (or, after the Merger, of BANC ONE) or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an “affiliate” of the Corporation (or, after the Merger, of BANC ONE) or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder’s eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New

Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker- Dealer. See “Plan of Distribution.” However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under “—Exchange Agent.” Any Participating Broker-Dealer who is an “affiliate” of the Corporation (or, after the Merger, of BANC ONE) or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under “—Exchange Agent” on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in “— Procedures for Tendering Old Capital Securities,” the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under “—Procedures for Tendering Old Capital Securities.”

All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON CAPITAL SECURITIES

Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after December 20, 1996. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on July 15, 1997 will be entitled to receive Distributions accumulated from and after December 20, 1996.

CONDITIONS TO THE EXCHANGE OFFER

Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

(a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an “affiliate” of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

(b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

(c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

(d) there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in a material adverse tax consequence to the Company.

If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

By Registered or Certified Mail:	By Hand or Overnight Delivery:

The Bank of New York	The Bank of New York
101 Barclay Street, 7E	101 Barclay Street
New York, New York 10286	New York, New York 10286

Attention: Reorganization Section	Attention: Reorganization Section

Henry Lopez	Henry Lopez

Confirm By Telephone:

(212) 815-2742

Facsimile Transmissions:

(ELIGIBLE INSTITUTIONS ONLY)

(212) 571-3080

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

The Corporation, as issuer of the Junior Subordinated Debentures, has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation, as issuer of the Junior Subordinated Debentures, will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Neither of the Registrants will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

DESCRIPTION OF CAPITAL SECURITIES

Pursuant to the terms of the Trust Agreement, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent beneficial interests in the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See “— Subordination of Common Securities.” The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon effectiveness of this Registration Statement. This summary of certain provisions of the New Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

The Capital Securities (both the Old Capital Securities and the New Capital Securities) are limited to $200,000,000 aggregate liquidation amount at any one time outstanding. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The New Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See “Description of Guarantee.”

DISTRIBUTIONS

Distributions on the Trust Securities will be cumulative, will accumulate from December 20, 1996 and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1997, at the annual rate of 9.33% of the liquidation amount to the holders of the Trust Securities on the relevant record dates. The record dates will be the first day of the month in which the relevant Distribution Date (as defined below) falls. The amount of Distributions payable for any period will be computed on the basis of a 360- day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Trust Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a “Distribution Date”). A “Business Day” shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time, for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Trust Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 9.33% thereof, compounded semi-annually from the relevant Distribution Date. The term “Distributions,” as used herein, shall include any such additional Distributions.

Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Trust Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See “Description of Junior Subordinated Debentures—Option to Extend Interest Payment Date” and “Certain Federal Income Tax Considerations—Interest Income and Original Issue Discount.”

During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation’s capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation’s capital stock or the exchange or conversion of one class, or series of the Corporation’s capital stock for another class or series of the Corporation’s capital stock, (e) the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation’s benefit plans for its directors, officers or employees or any of the Corporation’s dividend reinvestment plans). The Corporation has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

The revenue of the Trust available for distribution to holders of the Trust Securities will be limited to payments or the Junior Subordinated Debentures. See “Description of Junior Subordinated Debentures—General.” If the Corporation does not make interest payments on the New Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under “Description of Guarantee.”

REDEMPTION

Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice of a date of redemption (the “Redemption Date”), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price, (ii) in the case of the optional prepayment of the Junior Subordinated Debentures prior to January 15, 2007, upon the occurrence and continuation of a Special Event, the Special Event Redemption Price and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after January 15, 2007, the Optional Redemption Price. See “Description of Junior Subordinated Debentures—Optional Prepayment” and “—Special Event Prepayment.”

“Like Amount” means (i) with respect to a redemption of the Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

The Corporation will have the option to prepay the Junior Subordinated Debentures, (i) in whole or in part, on or after January 15, 2007, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time prior to January 15, 2007, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to any required regulatory approval.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

The Corporation will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) any required regulatory approval.

The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under “—Redemption”; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See “—Subordination of Common Securities.” If an early termination occurs as described in clause (v) above, the Junior Subordinated Debentures will be subject to optional prepayment, in whole but not in part, on or after January 15, 2007.

If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures that an investor may receive on dissolution and liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities.

REDEMPTION PROCEDURES

If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also “— Subordination of Common Securities.”

If the Trust gives a notice of redemption in respect of the Trust Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Trust Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See “—Form, Denomination, Book-Entry Procedures and Transfer.” With respect to the Trust Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Trust Securities. See “— Payment and Paying Agency.” Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Securities will cease, except the right of the holders of the Trust Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Trust Securities will cease to be outstanding. In the event that any Redemption Date of Trust Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the New Guarantee as described under “Description of Guarantee,” Distributions on Trust Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

The occurrence of a Debenture Event of Default (see “Description of Junior Subordinated Debentures—Debenture Events of Default”) constitutes an “Event of Default” under the Trust Agreement.

Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under “—Liquidation of the Trust and Distribution of Junior Subordinated Debentures” and “—Subordination of Common Securities.”

REMOVAL OF ISSUER TRUSTEES

Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

Except as provided below and under “—Mergers, Consolidations, Amalgamations or Replacements of the Trust” and “Description of Guarantee—Amendments and Assignment” and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the

Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust for United States federal income tax purposes or the Trust’s exemption from status as an “investment company” under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date; it being understood that the Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of a nationally recognized tax counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

The Capital Securities initially will be represented by one or more Capital Securities in registered, global form (“Global Capital Securities”). The Global Capital Securities will be deposited upon issuance with the

Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

DTC has advised the Trust and the Corporation that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

Payments in respect of a Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust or the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Corporation nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of its obligations under the rules and procedures governing its operations.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Corporation in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

Exchange of Certificated Capital Securities for Book-Entry Securities

Capital Securities that were offered and sold to institutional accredited investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A (“Other Capital Securities”), which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

PAYMENT AND PAYING AGENCY

Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the “Paying

Agent”) shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

The Property Trustee will act as registrar and transfer agent for the Capital Securities.

Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

Holders of the Trust Securities have no preemptive or similar rights.

The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued as a separate series under the Indenture. The Indenture will be qualified under the Trust Indenture Act upon effectiveness of this Registration Statement. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Old Junior Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures as soon as practicable after the Expiration Date.

The New Junior Subordinated Debentures will bear interest at the annual rate of 9.33% of the principal amount thereof, payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing July 15, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the first day of the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each New Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the New Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.33% thereof, compounded semi-annually. The term “interest”, as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

The New Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The New Junior Subordinated Debentures will mature on January 15, 2027 (the “Stated Maturity Date”).

The New Junior Subordinated Debentures will rank pari passu with all Other Debentures and will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See “—Subordination.”

The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation’s income are dividends and interest from its banking and non- banking affiliates. The Corporation relies primarily on dividends from subsidiaries to meet its obligations. The Banks are subject to certain restrictions imposed by state and federal law on any loans or extensions of credit to, investments in, or asset purchases from, the Corporation or its non-banking affiliates. Such transactions by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank’s capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank’s capital and surplus. Such restrictions also prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured in specified amounts. In addition, there are state and federal regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Banks. Federal and state regulatory agencies also have the authority to limit payment of dividends by the Corporation’s bank and thrift subsidiaries based on the capital adequacy of each such subsidiary and the safety and soundness of each such subsidiary following payment of the proposed dividend. Upon the consummation of the Merger, BANC ONE and its subsidiaries (including the Corporation’s subsidiaries) will continue to be subject to such restrictions and limitations on the extension of credit, borrowing, transaction amounts and payment of dividends.

Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary (including depositors, in the case of the Banks), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation’s subsidiaries, and holders of New Junior Subordinated Debentures should not rely upon the assets of the Corporation’s subsidiaries for repayment of the New Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other indebtedness of the Corporation, including Senior Indebtedness. See “—Subordination.”

FORM, REGISTRATION AND TRANSFER

If the Junior Subordinated Debentures are distributed to holders of the Trust Securities, such Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Description of Capital Securities—Form, Denomination, Book-Entry Procedures and Transfer.”

PAYMENT AND PAYING AGENTS

Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time, and from time to time, during the term of the Junior Subordinated Debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid

(together with interest thereon at the annual rate of 9.33%, compounded semi- annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See “Certain Federal Income Tax Considerations—Interest Income and Original Issue Discount.”

During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation’s capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation’s capital stock or the exchange or conversion of one class or series of the Corporation’s capital stock for another class or series of the Corporation’s capital stock, (e) the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation’s benefit plans for its directors, officers or employees or any of the Corporation’s dividend reinvestment plans).

Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation’s election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after January 15, 2007 (the “Initial Optional Prepayment Date”), subject to the Corporation having received any required regulatory approval, at a prepayment price (the “Optional Prepayment Price”) equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning January 15 of the years indicated below:

YEAR	PERCENTAGE
2007	104.6650%
2008	104.1985%
2009	103.7320%

YEAR	PERCENTAGE
2010	103.2655%
2011	102.7990%
2012	102.3325%
2013	101.8660%
2014	101.3995%
2015	100.9330%
2016	100.4665%
2017 and thereafter	100.0000%

SPECIAL EVENT PREPAYMENT

If a Special Event occurs and is continuing, the Corporation may, at its option, and subject to receipt of any required regulatory approval, prepay the Junior Subordinated Debentures in whole (but not in part) at any time prior to January 15, 2007 within 90 days of the occurrence of such Special Event, at a prepayment price (the “Special Event Prepayment Price”) equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an optional redemption of the Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest on the Junior Subordinated Debentures from the prepayment date to and including the Initial Optional Prepayment Date (the “Remaining Life”), discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus, in each case, accrued interest thereon to the date of prepayment.

A “Special Event” means a Tax Event or a Regulatory Capital Event (each as defined below) as the case may be.

A “Tax Event” means the receipt by the Corporation and the Trust of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after December 20, 1996, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

A “Regulatory Capital Event” shall occur at any time, following the date (the “Election Date”) on which the Corporation shall effectively elect to treat the Capital Securities as Tier I Capital (or its equivalent), that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board or, if applicable, the Office of Thrift Supervision or, in each case, its successors, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Election Date, the Capital Securities do not constitute, or within 90 days of the date thereof will not constitute, Tier I Capital (or its then equivalent).

“Adjusted Treasury Rate” means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be interpolated, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (as defined below) (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 1.25% if such prepayment date occurs on or prior to December 31, 1997, and (b) 0.50% in all other cases.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Junior Subordinated Debentures. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Corporation. “Reference Treasury Dealer” means (i) Merrill Lynch Government Securities, Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Corporation shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Corporation.

“Comparable Treasury Price” means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of five Reference Treasury Dealer Quotations (as defined below) for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

“Additional Sums” means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

RESTRICTIONS ON CERTAIN PAYMENTS

The Corporation will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation’s capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholder’s rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation’s capital stock or the exchange or conversion of one class or series of the Corporation’s capital stock for another class or series of the Corporation’s capital stock, (e) the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation’s benefit plans for its directors, officers or employees or any of the Corporation’s dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the New Guarantee or (3) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

MODIFICATION OF INDENTURE

From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

DEBENTURE EVENTS OF DEFAULT

The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a “Debenture Event of Default” (whatever the reason for such Debenture

Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

(ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

(iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

(iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest (or premium, if any) on or principal of the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See “Description of Capital Securities—Events of Default; Notice.”

MERGER, CONSOLIDATION, SALE OF ASSETS AND OTHER TRANSACTIONS

The Indenture provides that the Corporation shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes the Corporation’s obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation’s obligations to pay all other sums due pursuant to the Indenture and to provide the officers’ certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

The Indenture provides that the Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debentures may be made at any time when (i) any Senior Indebtedness is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) the maturity of any Senior Indebtedness has been accelerated because of a default.

Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof.

In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

“Senior Indebtedness” shall mean all Indebtedness for Money Borrowed (as defined herein), whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, unless the terms thereof specifically provide that it is not superior in right of payment to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

“Indebtedness for Money Borrowed” shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, but shall not include (i) any trade accounts payable in the ordinary course of business, (ii) any such indebtedness that by its terms ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures, (iii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a “financing entity”) in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee, and (iv) any other indebtedness that would otherwise qualify as “Indebtedness for Money Borrowed” to the extent that such indebtedness by its terms ranks pari passu with or junior in right of payment to any of the indebtedness described in (i), (ii) or (iii).

The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation’s income are dividends and interest from its banking and non- banking affiliates. The Corporation relies primarily on dividends from subsidiaries to meet its obligations. The Banks are subject to certain restrictions imposed by state and federal law on any loans or extensions of credit to, investments in, or asset purchases from, the Corporation or its non-banking affiliates. Such transactions by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank’s capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank’s capital and surplus. Such restrictions also prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured in specified amounts. In addition, there are state and federal regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Banks. Federal and state regulatory agencies also have the authority to limit payment of dividends by the Corporation’s bank and thrift subsidiaries based on the capital adequacy of each such subsidiary and the safety and soundness of each such subsidiary following payment of the proposed dividend. Upon the consummation of the Merger, BANC ONE and its subsidiaries (including the Corporation’s subsidiaries) will continue to be subject to such restrictions and limitations on the extension of credit, borrowing, transaction amounts and payment of dividends.

Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary (including depositors, in the case of the Banks), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation’s subsidiaries, and holders of Junior Subordinated Debentures should not rely upon the assets of the Corporation’s subsidiaries for repayment of the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other indebtedness of the Corporation, including Senior Indebtedness. See “—Subordination.”

The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

GOVERNING LAW

The Indenture is, and the Junior Subordinated Debentures will be, governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF GUARANTEE

The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. Promptly after the Expiration Date, the New Guarantee will be executed by the Corporation for the benefit of the holders from time to time of the New Capital Securities. The New Guarantee will be qualified under the Trust Indenture Act upon effectiveness of this Registration Statement. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the “Guarantee Payments”), will be subject to the New Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Corporation’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

The New Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See “—Status of New Guarantee”. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation’s obligations under the New Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation’s subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See “Description of Junior Subordinated Debentures—General.” The New Guarantee does not limit the incurrence or issuance of other indebtedness of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

The Corporation will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust’s obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the Capital Securities. See “Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee.”

STATUS OF NEW GUARANTEE

The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of the Corporation, in which case the Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation.

The New Guarantee will rank pari passu with the Old Guarantee and with all Other Guarantees issued by the Corporation. The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will be held for the benefit of the holders of the New Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the New Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under “Description of Capital Securities—Voting Rights; Amendment of the Trust Agreement.” All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

An event of default under the New Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee.

Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

The Corporation, as guarantor, will be required to file annually with the New Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF OLD SECURITIES

The terms of the Old Securities are identical in all materials respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the New Capital Securities will not contain the $100,000 minimum liquidation amount transfer restriction and certain other restrictions on transfer applicable to Old Capital Securities, (iii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, (iv) the Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any liquidated damages. The Old Securities provide that, in the event that a registration statement relating to the Exchange Offer had not been filed by May 19, 1997 and been declared effective by June 18, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the “Shelf Registration Statement”) with respect to the resale of the Old Capital Securities is not declared effective by June 18, 1997, then interest would be payable on the Old Junior Subordinated Debentures in an amount equal to 0.25% per annum of the principal amount of the Old Junior Subordinated Debentures and Distributions would accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the liquidation amount of the Old Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such liquidated damages or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under “Risk Factors—Consequences of a Failure to Exchange Old Capital Securities” and “Description of Capital Securities.”

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE

JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under “Description of Guarantee.” Taken together, the Corporation’s obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the Capital Securities. If and to the extent that the Corporation does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the liquidation amount or Redemption Price, as applicable, of the Trust, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation, as issuer of the Junior Subordinated Debentures, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust’s obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

RIGHTS UPON TERMINATION

Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See “Description of Capital Securities—Liquidation of the Trust and Distribution of Junior Subordinated Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust’s obligations to the holders of its Trust Securities), the positions of a holder of Trust Securities and a holder of Junior Subordinated Debentures relative to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchased such Old Capital Securities upon initial issuance, except as discussed below. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction” or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

EXCHANGE OF CAPITAL SECURITIES

The exchange of Old Securities for New Securities pursuant to the Exchange Offer should not be treated as an “exchange” for United States federal income tax purposes because the New Securities should not be considered to differ materially in kind or extent from the Old Securities and because the exchange will occur by operation of the terms of the Old Securities. Accordingly, the New Junior Subordinated Debentures should have the same issue price as the Old Junior Subordinated Debentures, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

EFFECT OF THE MERGER

A holder of Capital Securities should not recognize gain or loss as a result of the Merger.

MARKET DISCOUNT AND BOND PREMIUM

A holder who purchased Old Capital Securities subsequent to the initial issuance of such securities, or a holder who purchases New Capital Securities, may be subject to the “market discount” or “amortizable bond premium” rules contained in the Code. Holders are urged to consult their tax advisors regarding the applicability of such rules to their ownership of Capital Securities.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

The Corporation intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation under current law, and, by acceptance of a Capital Security, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Capital Securities as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. No assurance can be given, however, that such position will not be challenged by the Internal Revenue Service (the “IRS”) or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Corporation for United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

In connection with the issuance of the Old Capital Securities, Skadden, Arps, Slate, Meagher & Flom LLP (“Tax Counsel”) rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

An opinion of Tax Counsel, however, is not binding on the IRS or the courts. Holders of Capital Securities and prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinion expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

Under recently issued Treasury regulations (the “Regulations”) applicable to debt instruments issued on or after August 13, 1996, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is “remote” since exercising that option would, among other things, prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder’s method of accounting.

Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder’s taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be “remote,” the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder’s taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder’s aggregate tax basis in its Capital Securities. A holder’s holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder’s holding period in the Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

Under certain circumstances described herein (see “Description of Capital Securities”), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See “—Sales of Capital Securities.”

SALES OF CAPITAL SECURITIES

A holder that sells Capital Securities (including any redemption of the Capital Securities by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder’s adjusted tax basis in the Capital Securities generally will be the amount paid by such holder for the Capital Securities increased by OID (if any) previously includable in such holder’s gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be long-term capital gain or loss if the Capital Securities have been held for more than one year.

The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED LEGISLATION

On February 6, 1997, as part of President Clinton’s Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See “Description of Capital Securities—Redemption” and “Description of Junior Subordinated Debentures—Special Event Prepayment.”

UNITED STATES ALIEN HOLDERS

For purposes of this discussion, a “United States Alien Holder” is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes. A “U.S. Holder” is a holder of Capital Securities who or which is (i) a citizen or individual resident of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in its gross income for federal income tax purposes without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have the authority to control all substantial decisions of the trust. Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a “backup” withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder’s United States federal income tax, provided the required information is provided to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

Each of the Corporation (or, after the Merger, BANC ONE) (the obligor with respect to the Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a “party in interest” (within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans (“Plans”) that are subject to ERISA. Any purchaser proposing to acquire New Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption (“PTCE”) 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of New Capital Securities should be aware that the assets of the Trust may be considered “plan assets” for ERISA purposes. In such event, service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing Plans, and certain discretionary authority exercised with respect to the Junior Subordinated Debentures by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. Because of such potential prohibited transactions, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee.

PLAN OF DISTRIBUTION

Each Participating Broker-Dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker- Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under “The Exchange Offer—Exchange Agent.” See “The Exchange Offer—Resales of Capital Securities.”

The Corporation or the Trust will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by Participating Broker-Dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

Any Participating Broker-Dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, the Trust and the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Corporation has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF NEW CAPITAL SECURITIES

The validity of the New Capital Securities, as obligations of the Trust, and the validity of the New Guarantee and the New Junior Subordinated Debentures, as obligations of the Corporation, will be passed upon for the Trust and the Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain matters relating to United States federal income tax considerations will also be passed upon for the Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Corporation included in Amendment No. 1 on Form 10-K/A, dated April 24, 1997, to the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of BANC ONE and its subsidiaries incorporated in this Registration Statement by reference to the BANC ONE Annual Report on Form 10-K for the year ended December 31, 1996 (as amended by Amendment No. 1 on Form 10-K/A filed on March 21, 1997) have been so incorporated in reliance on the report dated February 21, 1997 of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of securities being registered, other than underwriting compensation and related hedging costs, are as follows:

Securities and Exchange Commission Registration Fee	$0
Legal Fees and Expenses	35,000	*
Accounting Fees and Expenses	10,000	*
Trustee’s Fees and Expenses (including counsel fees)	5,000	*
Rating Agency Fees	2,500	*
Printing and Engraving Fees	20,000	*
Miscellaneous	2,500	*

Total	$75,000	*

*	Estimated

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The certificate of incorporation of JPMorgan Chase provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorgan Chase shall be personally liable to JPMorgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.

JPMorgan Chase’s certificate of incorporation empowers JPMorgan Chase to indemnify any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

JPMorgan Chase’s certificate of incorporation also empowers JPMorgan Chase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorgan Chase would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

In addition, JPMorgan Chase’s by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of JPMorgan Chase or, at the request of JPMorgan Chase, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by JPMorgan Chase. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive.

JPMorgan Chase’s by-laws also provide that JPMorgan Chase may enter into contracts with any director, officer, employee or agent of JPMorgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the by-laws of JPMorgan Chase.

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

3.1	Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

3.2	By-laws of J.P. Morgan Chase & Co. as amended by the Board of Directors on March 16, 2004 (incorporated by reference to Exhibit 4.2 of Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

3.3	Form of Amendments to the Restated Certificate of Incorporation and By-laws of J.P. Morgan Chase & Co. (incorporated by reference to Annex G to the joint proxy statement-prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

4.1	Certificate of Trust of First USA Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement of First USA, Inc. on Form S-4 (File No. 333-26669)).

4.2	Form of Amended and Restated Certificate of Trust of First USA Capital Trust I.*

4.3	Amended and Restated Declaration of Trust for First USA Capital Trust I, dated as of December 20, 1996 4.8 to First USA, Inc.’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended December 31, 1996 (as amended by Amendment No. 1 on Form 10-Q/A filed on April 24, 1997).

4.4	Indenture of First USA, Inc., dated as of December 20, 1996, between First USA, Inc., and The Bank of New York, as trustee, relating to the Junior Subordinated Debentures (incorporated By Reference to Exhibit 4.6 to First USA, Inc.’s Quarterly Report on 10-Q for the Fiscal Quarter ended December 31, 1996 (as amended by Amendment No. 1 on Form 10-Q/A filed on April 24, 1997)).

4.5	Form of Supplemental Indenture relating to the Junior Subordinated Debt Securities between J.P. Morgan Chase & Co., Bank One Corporation, The Bank of New York, as trustee.

4.6	Form of Capital Security Certificate for First USA Capital Trust I (included as Exhibit A-1 to Exhibit 4.2)

4.7	Form of Junior Subordinated Debt Security (included as Exhibit A to Exhibit 4.3)

4.8	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4.7 to the Registration Statement of First USA, Inc. on Form S-4 (File No. 333-26669)).

4.9	Form of Guarantee Trustee Resignation and Appointment Agreement.

5.1	Opinion of Neila B. Radin.

5.2	Opinion of Richards Layton & Finger P.A.*

12.1	Computation of Ratios of Earnings to Fixed Charges for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.3	Computation of Ratios of Earnings to Fixed Charges for the Period Ended March 31, 2004 (incorporated by reference to Exhibit 12.1 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.4	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for the Period ended March 31, 2004 (incorporated by reference to Exhibit 12.2 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Neila B. Radin (included in Exhibit 5.1).

23.3	Consent of Richards Layton & Finger P.A. (included in Exhibit 5.2).*

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of The Bank of New York as Trustee under the Trust Indenture Act of 1939 with respect to Junior Subordinated Debt Securities.

25.2	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust of First USA Capital Trust I.

25.3	Form T-1 Statement of Eligibility of The Bank of New York as trustee under the Guarantee for the benefit of the holders of Preferred Securities of First USA Capital Trust I

*	To be filed by amendment.

ITEM 17.	UNDERTAKING.

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each filing of J.P. Morgan Chase & Co.’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by J.P. Morgan Chase pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 18, 2004.

J.P. MORGAN CHASE & CO. (Registrant)

By:	/s/ ANTHONY J. HORAN
	Name:	Anthony J. Horan
	Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE

* (William B. Harrison, Jr.)	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

* (Hans W. Becherer)	Director

* (Frank A. Bennack, Jr.)	Director

* (John H. Biggs)	Director

* (Lawrence A. Bossidy)	Director

* (Ellen V. Futter)	Director

* (William H. Gray, III)	Director

* (Helene L. Kaplan)	Director

* (Lee R. Raymond)	Director

* (John R. Stafford)	Director

* (Dina Dublon)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* (Joseph L. Sclafani)	Executive Vice President and Controller (Principal Accounting Officer)

* Anthony J. Horan hereby signs this Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on June 18, 2004 pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ ANTHONY J. HORAN
(Anthony J. Horan, Secretary)

Pursuant to the requirements of the Securities Act of 1933, as amended, First USA Capital I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago and State of Illinois, on this 18th day of June, 2004.

FIRST USA CAPITAL I

By:	/s/ LAURENCE GOLDMAN
	Name:	Laurence Goldman
	Title:	Authorized Signatory

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

3.1	Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

3.2	By-laws of J.P. Morgan Chase & Co. as amended by the Board of Directors on March 16, 2004 (incorporated by reference to Exhibit 4.2 of Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

3.3	Form of Amendments to the Restated Certificate of Incorporation and By-laws of J.P. Morgan Chase & Co. (incorporated by reference to Annex G to the joint proxy statement-prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

4.1	Certificate of Trust of First USA Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement of First USA, Inc. on Form S-4 (File No. 333-26669)).

4.2	Form of Amended and Restated Certificate of Trust of First USA Capital Trust I.*

4.3	Amended and Restated Declaration of Trust for First USA Capital Trust I, dated as of December 20, 1996 4.8 to First USA, Inc.’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended December 31, 1996 (as amended by Amendment No. 1 on Form 10-Q/A filed on April 24, 1997).

4.4	Indenture of First USA, Inc., dated as of December 20, 1996, between First USA, Inc., and The Bank of New York, as trustee, relating to the Junior Subordinated Debentures (incorporated By Reference to Exhibit 4.6 to First USA, Inc.’s Quarterly Report on 10-Q for the Fiscal Quarter ended December 31, 1996 (as amended by Amendment No. 1 on Form 10-Q/A filed on April 24, 1997)).

4.5	Form of Supplemental Indenture relating to the Junior Subordinated Debt Securities between J.P. Morgan Chase & Co., Bank One Corporation, The Bank of New York, as trustee.

4.6	Form of Capital Security Certificate for First USA Capital Trust I (included as Exhibit A-1 to Exhibit 4.2)

4.7	Form of Junior Subordinated Debt Security (included as Exhibit A to Exhibit 4.3)

4.8	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4.7 to the Registration Statement of First USA, Inc. on Form S-4 (File No. 333-26669)).

4.9	Form of Guarantee Trustee Resignation and Appointment Agreement.

5.1	Opinion of Neila B. Radin.

5.2	Opinion of Richards Layton & Finger P.A.*

12.1	Computation of Ratios of Earnings to Fixed Charges for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.3	Computation of Ratios of Earnings to Fixed Charges for the Period Ended March 31, 2004 (incorporated by reference to Exhibit 12.1 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.4	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for the Period ended March 31, 2004 (incorporated by reference to Exhibit 12.2 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Neila B. Radin (included in Exhibit 5.1).

23.3	Consent of Richards Layton & Finger P.A. (included in Exhibit 5.2).*

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of The Bank of New York as Trustee under the Trust Indenture Act of 1939 with respect to Junior Subordinated Debt Securities.

25.2	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust of First USA Capital Trust I.

25.3	Form T-1 Statement of Eligibility of The Bank of New York as trustee under the Guarantee for the benefit of the holders of Preferred Securities of First USA Capital Trust I

*	To be filed by amendment.